UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):
May 12, 2008
IOMAI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-51709	52-2049149
(State or other jurisdiction of	(Commission file number)	(IRS employer identification
incorporation or organization)		number)
20 FIRSTFIELD ROAD
GAITHERSBURG, MD 20878
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(301) 556-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 12, 2008, Iomai Corporation, a Delaware corporation (the “Company”), Intercell AG, a joint stock corporation incorporated under the laws of the Republic of Austria (“Intercell”) and Zebra Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Intercell (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company has agreed to be acquired by Intercell subject to the terms and conditions of the Merger Agreement. A copy of the joint press release announcing the Merger is attached as Exhibit 99.1 and a copy of the Company’s press release announcing a conference call and webcast is attached as Exhibit 99.2.
Merger Agreement
     Under the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing after the Merger as the surviving corporation and as a wholly-owned subsidiary of Intercell (the “Merger”). Among other things, the Merger Agreement contains detailed representations and warranties made by the Company to Intercell, covenants regarding the conduct of the Company’s business pending completion of the Merger, consents and approvals required for and conditions to the completion of the Merger, the Company’s ability to consider other acquisition proposals and terms of interim financing that may be provided by Intercell to the Company. The consummation of the transactions contemplated by the Merger Agreement is subject to regulatory clearances and the approval of the stockholders of the Company. The transaction is expected to close in the third quarter of 2008.
     Under the Merger Agreement, each outstanding share of the Company’s common stock, $0.01 par value (the “Company’s Common Stock”) will be converted into the right to receive $6.60 in cash at the effective time of the Merger, other than those shares of the Company’s Common Stock owned by Intercell or its subsidiaries immediately prior to the effective time of the Merger and shares of the Company’s Common Stock exchanged for shares of Intercell common stock (“Intercell’s Common Stock”) pursuant to the Share Exchange Agreement defined and described below. In addition, each outstanding option or warrant to purchase shares of the Company’s Common Stock will be cancelled in consideration for a cash payment equal to the excess of $6.60 over the per share exercise price for the option or warrant multiplied by the number of shares subject to the option or warrant, other than those options or warrants subject to the Share Exchange Agreement defined and described below, and unexercised or unvested options granted under the Company’s 2005 Incentive Plan to persons other than non-employee directors of the Company. Unexercised or unvested options granted under the Company’s 2005 Incentive Plan to persons other than non-employee directors of the Company will be cancelled and replaced with options to purchase shares of Intercell’s Common Stock.
     Under the Merger Agreement, the Company may be obligated to pay a termination fee in the amount of $6,000,000 in specified circumstances in connection with the termination of the Merger Agreement, including if the Company enters into an agreement with a party other than Intercell with respect to an acquisition of the Company or a specified amount of the Company’s voting stock or assets within 12 months after termination of the Merger Agreement.

     As part of the Merger Agreement, Intercell has agreed to lend the Company, at the Company’s option, up to an aggregate principal amount of $5,000,000 in immediately available funds in two installments of up to $2,500,000 each. Provided that the Merger has not been consummated and the Merger Agreement has not been terminated in accordance with its terms, the first installment will be made available to the Company on August 1, 2008, and the second installment will be made available on September 2, 2008. The loans are not revolving in nature and no loan may be reborrowed once it has been repaid. The principal on the loans from Intercell would become due and payable upon the termination of the Merger Agreement.
     A copy of the Merger Agreement has been attached to this Current Report on Form 8-K as Exhibit 2.1.
Voting Agreement
     On May 12, 2008, in connection with the Merger Agreement, New Enterprise Associates, Essex Woodlands Health Ventures, Gruber and McBaine Capital Management, Technology Partners Fund, ProQuest Investments (and certain of their respective affiliates) and all of the Company’s executive officers, together holding over 50% of the Company’s total shares outstanding, entered into a voting agreement with Intercell (the “Voting Agreement”). Under the terms of the Voting Agreement, each of the above stockholders agreed to vote, and irrevocably appointed Intercell as its proxy to vote, all outstanding shares of the Company’s Common Stock held by such stockholder as of the record date: (1) in favor of the Merger and the adoption of the Merger Agreement; (2) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (3) against (i) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company, other than the Merger, (ii) a sale or transfer of a material amount of assets or capital stock of the Company or (iii) any action that is intended, or would reasonably be expected, to impede, interfere with, prevent, delay, postpone or adversely affect the Merger or the transactions contemplated by the Merger Agreement.
     Under the terms of the Voting Agreement, each stockholder agrees not to exercise any appraisal rights or any dissenters’ rights that such stockholder may have or could potentially have in connection with the Merger or the Merger Agreement.
     A form of the Voting Agreement is attached as Exhibit B to the Merger Agreement.
Share Exchange Agreement
     On May 12, 2008, in connection with the Merger Agreement, New Enterprise Associates, Essex Woodlands Health Ventures and Gruber and McBaine Capital Management (and certain of their respective affiliates) entered into a share exchange agreement with Intercell (the “Share Exchange Agreement”), whereby each such stockholder has agreed, among other things, prior to the effective date of the Merger, to exchange all shares of, and options or warrants to purchase, the Company’s Common Stock held by such stockholder into a number of shares of Intercell’s Common Stock equal to the number of such stockholder’s shares of, and options or warrants to purchase, the Company’s Common Stock, multiplied by $6.60 per share and divided by the closing sale price (as converted into U.S. dollars) of Intercell’s Common Stock on the

Vienna Stock Exchange on the closing date of such exchange. The consummation of the exchange is conditioned upon, among other things, (1) the report of an independent auditor addressing the adequacy of the Company’s Common Stock to be provided to Intercell in exchange for Intercell’s Common Stock in the exchange and (2) the acceptance by the Vienna Commercial Register of Intercell’s application for an increase of its share capital. In the event that (i) the report of the independent auditor fails to conclude that the value of the stockholders’ shares of, and options or warrants to purchase, the Company’s Common Stock is at least as high as the value of the shares of Intercell’s Common Stock or (ii) the Vienna Commercial Register does not accept the registration of Intercell’s capital increase within 15 days following the closing date of the exchange, then each stockholder party to the Share Exchange Agreement will be paid cash equal to the number of such stockholder’s shares of, and options or warrants to purchase, the Company’s Common Stock, multiplied by $6.60 per share.
     A form of the Share Exchange Agreement is attached as Exhibit A to the Merger Agreement.
Additional Information
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, and the accompanying exhibits, attached as Exhibit 2.1 hereto and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Intercell or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Intercell or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of specified dates, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     In connection with the Merger, the Company will be filing a proxy statement for its stockholders and other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN

THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. Investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by the Company free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by Iomai (when they are available) by going to the Company’s Investor Relations page on its corporate website at www.iomai.com.
     The Company and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the Company’s executive officers and directors, and their beneficial ownership of the Company’s Common Stock as of March 26, 2008 is available in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2008. Other information regarding the interests of such potential participants in the proxy solicitation will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
CEO Employment Agreement
     On May 12, 2008, the Company and Stanley Erck entered into Amendment No. 3 (the “CEO Employment Agreement Amendment”) to the Employment Agreement, dated as of May 18, 2000, by and between Stanley Erck and the Company, as amended by Amendment No. 1 thereto on October 25, 2001 and Amendment No. 2 thereto on December 1, 2005 (the “CEO Employment Agreement”). The CEO Employment Agreement Amendment provides, among other things, that after a Change in Control (as defined in the CEO Employment Agreement), upon either termination of Mr. Erck’s employment with the Company or his separation from the Company for any reason, all of Mr. Erck’s unvested options shall immediately vest and become exercisable. A copy of the CEO Employment Agreement Amendment has been attached to this Current Report on Form 8-K as Exhibit 10.1, and the foregoing summary is qualified in its entirety by reference to the CEO Employment Agreement Amendment.
Change in Control Agreements
     On May 12, 2008, the Company and Messrs. Russell Wilson and Gregory Glenn entered into amendments (the “Change in Control Agreement Amendments”) to their respective Change in Control Agreements (the “Change in Control Agreements”). The Change in Control Agreement Amendments provide that if, after the date of a Change in Control (as defined in each Change in Control Agreement), the Company terminates the officer’s employment without Cause (as defined in each Change in Control Agreement), or if the officer terminates his employment for Good Reason (as defined in each Change in Control Agreement), all of the officer’s unvested stock options which were granted prior to or in connection with the Change in Control shall immediately vest and become exercisable. The Change in Control Amendments do not change the existing terms of the Change in Control Agreements whereby the officers receive certain severance benefits if, within one year of a Change in Control (as defined in each Change in Control Agreement), the Company terminates the officer’s employment without Cause (as defined in each Change in Control Agreement), or if the officer terminates his employment for Good Reason (as defined in each Change in Control Agreement). A form of the Change in Control Agreement Amendment has been attached to this Current Report on Form 8-K as Exhibit 10.2, and the foregoing summary is qualified in its entirety by reference to the form of Change in Control Agreement Amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
2.1 Agreement and Plan of Merger, dated as of May 12, 2008, among Intercell AG, Zebra Merger Sub, Inc. and Iomai Corporation.
10.1 Amendment No. 3, dated May 12, 2008, to the Employment Agreement between Iomai Corporation and Stanley Erck.
10.2 Form of Amendment to the Change in Control Agreement, between Iomai Corporation and certain officers.
99.1 Press Release of Iomai Corporation and Intercell AG, dated May 12, 2008, announcing the Merger Agreement.
99.2 Press Release of Iomai Corporation, dated May 12, 2008, announcing a conference call and webcast.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOMAI CORPORATION

Date: May 12, 2008	By:	/s/ Russell P. Wilson

	Name:	Russell P. Wilson
	Title:	Chief Financial Officer